FORM OF AWARD NOTICE

NONQUALIFIED STOCK OPTION
GRANTED TO EXECUTIVE OFFICERS
PURSUANT TO THE
EASTMAN CHEMICAL COMPANY
2002 OMNIBUS LONG-TERM COMPENSATION PLAN

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AWARD NOTICE

NOTICE OF NONQUALIFIED STOCK OPTION
GRANTED PURSUANT TO THE
EASTMAN CHEMICAL COMPANY
2002 OMNIBUS LONG-TERM COMPENSATION PLAN

Grantee:

Number of Shares:

Option Price: [MARKET PRICE ON CLOSE OF MARKET
ON GRANT DATE]

1. Grant of Option. This Award Notice serves to notify you that the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Eastman Chemical Company ("Company") has granted to you, under the Company’s 2002 Omnibus Long-Term Compensation Plan (the "Plan"), a nonqualified stock option ("Option") to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares of its $.01 par value Common Stock ("Common Stock") set f orth above, at a price equal to $[MARKET PRICE ON CLOSE OF MARKET ON GRANT DATE] per share. The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan. The principal terms of the Plan, and of the offer by the Company of the shares of Common Stock covered by the Option, are described in the Prospectus for the Plan, which Prospectus will be delivered to you by the Company.

2.  Period of Option and Limitations on Right to Exercise. Subject to earlier cancellation of all or a portion of the Option as described in Sections 6 and 7 of this Award Notice, the Option will expire at 5:00 p.m., Eastern Standard Time, on the 10th ANNIVERSARY OF GRANT DATE.
3. Exercise of Option.

(a)  Subject to the terms set forth in this Award Notice, the Option will become exercisable as to one-third of the shares covered hereby on the first anniversary of the grant date, and one-third of the shares covered hereby on the second anniversary of the grant date, and as to the remaining shares on the third anniversary of the grant date.

(b)  Upon your death, your personal representative may exercise the Option, subject to the terms set forth in Section 6 of this Award Notice.

(c)  The Option may be exercised in whole or in part. The exercise generally must be accompanied by, or make provision for, full payment in cash; by check; or by surrendering unrestricted shares of Common Stock having a value on the date of exercise equal to the exercise price, together with proof that such shares, if acquired through a previous option exercise, have been owned by the optionee for at least six months prior to the date of exercise of the Option; or in any combination of the foregoing; however, if you wish to pay with shares of Common Stock alrea dy held by you, you may submit an Affidavit of Ownership form attesting to the ownership of the shares instead of sending in actual share certificates.

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4. Nontransferability. The Option is not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. The Option may be granted only to, and exercised only by you during your lifetime, except in the case of a permanent disability involving mental incapacity.

5. Limitation of Rights. You will not have any rights as a stockholder with respect to the shares covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Notice gives you any right to remain employed by the Company and its Subsidiaries.

6. Termination. Upon termination of your employment with the Company and its Subsidiaries ("termination") by reason of death, disability, or retirement, the Option will remain exercisable for the lesser of: 1) five (5) years following your date of termination, or, 2) the Expiration Date. Upon termination due to resignation, the Option will remain exercisable for the lesser of: 1) nine ty (90) days following your date of termination, or, 2) the Expiration Date. Upon termination for cause, any portion of the Option not previously exercised by you will be canceled and forfeited by you, without payment of any consideration by the Company. Upon termination for a reason other than those described in this Section, the Committee will determine if all or any portion of the Option will remain exercisable and if so, the period of time the Option may be exercised, up to, but not to exceed the Expiration Date.

7.  Noncompetition; Confidentiality. You will forfeit all rights under the Option if you violate the noncompetition and confidentiality provisions contained in Section 20 of the Plan.

8.  Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any condit ions not acceptable to the Company.

9. Change in Ownership; Change in Control. Sections 25 and 26 of the Plan contain certain special provisions that will apply to the Option in the event of a Change in Ownership or Change in Control, respectively.

10. Adjustment of Shares. If the number of outstanding shares of Common Stock changes through the declaration of stock dividends or stock splits, the number of shares subject to the Option and the exercise price of the Option automatically will be adjusted. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock in the Company, the Committee will make any adjustments and modifications to the Option that it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee is authorized to make appropriate adjustments to the Option.

11. Plan Controls. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the provisions of the Plan will be controlling and determinative.

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